AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON _________ REG. NO. _____
================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                        AMERICAN SHARED HOSPITAL SERVICES
             (Exact name of Registrant as specified in its charter)

           CALIFORNIA                                           94-2918118
(State or other jurisdiction of                              (I.R.S. Employer
 incorporation or organization)                             Identification No.)

  Four Embarcadero Center, Suite 3700
  San Francisco, California 94111-4107                          94111-4107
(Address of principal executive offices)                        (Zip Code)

                        AMERICAN SHARED HOSPITAL SERVICES
                             2001 STOCK OPTION PLAN
                            (Full title of the plan)

                              ERNEST A. BATES, M.D.
                CHAIRMAN OF THE BOARD AND CHIEF EXECUTIVE OFFICER
                        AMERICAN SHARED HOSPITAL SERVICES
                       FOUR EMBARCADERO CENTER, SUITE 3700
                      SAN FRANCISCO, CALIFORNIA 94111-4107
                                 (415) 788-5300
 (Name, address and telephone number, including area code, of agent for service)

                                    Copy to:
                             WILLIE R. BARNES, ESQ.
                          MUSICK, PEELER & GARRETT LLP
                         ONE WILSHIRE BLVD., 21ST FLOOR
                          LOS ANGELES, CALIFORNIA 90017
                                 (213) 629-7600


                         CALCULATION OF REGISTRATION FEE

                                                Proposed
                                                 Maximum          Proposed
                                              Offering Price       Maximum          Amount of
    Title of Securities       Amount to be         Per            Aggregate        Registration
     to be Registered          Registered        Share(1)      Offering Price(1)       Fee
    -------------------       ------------    --------------   -----------------   ------------
       Common Shares         250,000 Shares       $3.07            $767,500          $191.88
    (without par value)

(1) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) under the Securities Act of 1933, as amended, based on the last reported sale price of the Registrant's Common Shares as reported on the American Stock Exchange November 5, 2001.

THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE UPON FILING IN ACCORDANCE WITH RULE 462 UNDER THE SECURITIES ACT OF 1933, AS AMENDED.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE

        The following documents filed by American Shared Hospital Services (the "Registrant") with the Securities and Exchange Commission (the "Commission") under the Securities Exchange Act of 1934 (the "Exchange Act") are incorporated herein by reference:

                (a) the Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 2000;

                (b) all other reports filed by the Registrant pursuant to
Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the Annual Report on Form 10-K referred to in (a) above.

                (c) the description of the Registrant's Common Shares set forth on page 40 in the Registrant's Registration Statement on Form S-1 Registration No. 33-63721, effective as of May 13, 1996.

        Each document filed by the Registrant with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act subsequent to the date of this Registration Statement, but prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered herein have been sold or that deregisters all such securities then remaining unsold, will be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

        Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or amended, to constitute a part of this Registration Statement.

ITEM 4. DESCRIPTION OF SECURITIES

        Not applicable.

ITEM 5. INTEREST OF NAMED EXPERTS AND COUNSEL

        WILLIE R. BARNES, the Secretary and a Director of the Registrant, is a partner in the law firm of Musick, Peeler & Garrett LLP, which performed legal services for the Registrant in the past. The Registrant anticipates that Musick, Peeler & Garrett will continue to perform legal services for the Registrant in 2001. The management of the Registrant is of the opinion that the fees paid to Musick, Peeler & Garrett LLP are comparable to the fees that would have been paid for comparable legal services from a law firm not affiliated with the Registrant.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS

        Section 204(10) of the California General Corporation Law ("GCL") permits the inclusion in the articles of incorporation of a California corporation of a provision eliminating or limiting the personal liability of a director for monetary damages in an action brought by or in the right of the corporation for breach of a director's duties to the corporation and its shareholders. The foregoing provision is subject to certain qualifications set forth in the GCL including, without limitation, that such provision may not limit or eliminate liability of directors for (i) intentional misconduct, (ii) transactions from which a director derived an improper personal benefit, (iii) reckless disregard of the director's duties, and (iv) an unexcused pattern of inattention that amounts to an abdication of the director's duties. The Registrant's Articles of Incorporation, as amended, contains an article eliminating the liability of the directors for monetary damages to the fullest extent permissible under California law.

        Section 317 of the GCL permits the indemnification of officers, directors, employees and agents of California corporations. Article Fifth,
Section 2, of the Registrant's Articles of Incorporation, as amended, provides that the Registrant is authorized to provide indemnification to its agents in excess of the indemnification otherwise permitted by Section 317 of the GCL.

        Article IX, Sections 7 and 8, of the Bylaws of the Company contains the following indemnification provisions:

        Section 7. MANDATORY INDEMNIFICATION OF DIRECTORS. The corporation shall, to the maximum extent and in the manner permitted by the California Corporations Code ("Code"), indemnify each of its directors against expenses (as defined in Section 317(a) of the Code), judgments, fines, settlements, and other amounts actually and reasonably incurred in connection with any proceeding (as defined in Section 317(a) of the Code), arising by reason of the fact that such person is or was an agent of the corporation. For purposes of this Article IX, a "director" of the corporation includes any person (i) who is or was a director of the corporation, (ii) who is or was serving at the request of the corporation as a director of another corporation, partnership, joint venture, trust or other enterprise, or (iii) who was a director of a corporation which was a predecessor corporation of the corporation or of another enterprise at the request of such predecessor corporation.

        Section 8. PERMISSIVE INDEMNIFICATION. The corporation shall have the power, to the extent and in the manner permitted by the Code, to indemnify each of its officers, employees and agents against expenses (as defined in Section 317(a) of the Code), judgments, fines, settlements, and other amounts actually and reasonably incurred in connection with any proceeding (as defined in Section 317(a) of the Code), arising by reason of the fact that such person is or was an agent of the corporation. For purposes of this Article IX, an "employee" or "agent" of the corporation (other than a director, includes any person (i) who is or was an employee or agent of the corporation, (ii) who is or was serving at the request of the corporation as an employee or agent of another corporation, partnership, joint venture, trust or other enterprise, or (iii) who was an employee or agent of the corporation which was a predecessor corporation of the corporation or of another enterprise at the request of such predecessor corporation.

        Each of the directors of the Registrant has entered into an Indemnification Agreement with the Registrant pursuant to which the Registrant is, subject to the limitations in the following sentence, obligated to indemnify the directors to the fullest extent provided by law, notwithstanding such indemnification is not specifically being provided in the Registrant's Articles, Bylaws or by statute. The Registrant is not obligated under the Indemnification Agreement to indemnify directors for the following: acts or omission or transactions from which a director may not be relieved from liability under
Section 204 of the California General Corporation Law, a proceeding or action instituted by an appropriate bank regulatory agency, claims initiated by such director except with respect to proceedings to enforce a right of indemnification unless the Board has approved the initiation or bringing of such suit, a proceeding instituted by a director to enforce the Indemnification Agreement which is found by a court of competent jurisdiction to be not in good faith or frivolous, insured claims or claims under Section 16(b) of the Securities Exchange Act of 1934.

        The foregoing indemnification provisions are broad enough to encompass certain liabilities of directors under the Securities Act of 1933, as amended.

        The Bylaws authorize the Registrant to purchase and maintain insurance on behalf of any person who is or was an agent of the Registrant against any liability asserted against or incurred by such person in such capacity or arising out of such person's status as such, whether or not the Registrant would have the power to indemnify him against such liability under the provisions of the Bylaws.

ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED

        Not applicable.

ITEM 8. EXHIBITS

        The following is a complete list of exhibits filed as part of this Registration Statement.

Exhibit
Number        Description
-------       -----------
5.01          Opinion and consent of Musick, Peeler & Garrett LLP

23.01         Consent of Counsel is contained in Opinion of Counsel filed as
              Exhibit 5.01.

23.02         Consent of Moss Adams LLP.

23.03         Consent of Grant Thornton LLP

24.01         Powers of Attorney (contained within Signature Page)

ITEM 9. UNDERTAKINGS

        The undersigned Registrant hereby undertakes:

        (a) (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                        (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended;

                        (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; and

                        (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

            (2) That, for the purpose of determining any liability under the Securities Act of 1933, as amended, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

            (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

        (b) That, for purposes of determining any liability under the Securities Act of 1933, as amended, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended (the "Act"), may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                    SIGNATURE


        Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of San Francisco, State of California, on ____________, 2001.


                                            AMERICAN SHARED HOSPITAL SERVICES


                                            By:   /s/ ERNEST A. BATES, M.D.
                                                 -------------------------------
                                                 Ernest A. Bates, M.D.
                                                 Chairman of the Board and
                                                 Chief Executive Officer

                                POWER OF ATTORNEY


        KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Ernest A. Bates, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place, and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement on Form S-8 and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, to all intent and purposes and as full as they might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

       Signature                                    Title                             Date
       ---------                                    -----                             ----
/s/ ERNEST A. BATES, M.D.               Chairman of the Board, Chief            November 13, 2001
-----------------------------           Executive Officer and Director
Ernest A. Bates, M.D.

/s/ WILLIE R. BARNES                    Director and Secretary                  November 13, 2001
-----------------------------
Willie R. Barnes

/s/ JOHN F. RUFFLE                      Director                                November 13, 2001
-----------------------------
John F. Ruffle

/s/ STANLEY S. TROTMAN, JR.             Director                                November 13, 2001
-----------------------------
Stanley S. Trotman, Jr.

/s/ CHARLES B. WILSON, M.D.             Director                                November 13, 2001
-----------------------------
Charles B. Wilson, M.D.

/s/ CRAIG K. TAGAWA                     Chief Operating Officer and             November 13, 2001
-----------------------------           Chief Financial Officer
Craig K. Tagawa



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